                               AMENDMENT NO. 4 TO

                                    EXHIBIT A

                     OF THE INVESTMENT MANAGEMENT AGREEMENT

         THIS AMENDMENT to the Exhibit A to the Investment Management Agreement dated December 15, 1999 (the "Agreement") between DELAWARE POOLED TRUST and DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust (the "Investment Manager"), amended as of the 15th day of September, 2003 to add The Small Cap Growth II Equity Portfolio, lists the Portfolios for which the Investment Manager provides investment management services pursuant to this Agreement, along with the management fee rate schedule for each Portfolio and the date on which the Agreement became effective for each Portfolio.

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                                                                                          Management Fee Schedule
                                                                                            (as a percentage of
                                                                                         average daily net assets)
                   Portfolio Name                            Effective Date                     Annual Rate
                   --------------                            --------------                     -----------
------------------------------------------------------------------------------------------------------------------------
The All-Cap Growth Equity Portfolio                         February 28, 2000                      0.75%
------------------------------------------------------------------------------------------------------------------------
The Core Plus Fixed Income Portfolio                          June 28, 2002                        0.43%
------------------------------------------------------------------------------------------------------------------------
The High-Yield Bond Portfolio                               December 15, 1999                      0.45%
------------------------------------------------------------------------------------------------------------------------
The Intermediate Fixed Income Portfolio                     December 15, 1999                      0.40%
------------------------------------------------------------------------------------------------------------------------
The Large-Cap Growth Equity Portfolio                       September 5, 2000                      0.65%
------------------------------------------------------------------------------------------------------------------------
The Large-Cap Value Equity Portfolio                        December 15, 1999                      0.55%
------------------------------------------------------------------------------------------------------------------------
The Mid-Cap Growth Equity Portfolio                         December 15, 1999                      0.75%
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                                                                                        0.75% on first $500 million
                                                                                        0.70% on next $500 million
The Real Estate Investment Trust Portfolio                  December 15, 1999          0.65% on next $1,500 million
                                                                                       0.60% on assets in excess of
                                                                                              $2,500 million
------------------------------------------------------------------------------------------------------------------------
The Real Estate Investment Trust Portfolio II               December 15, 1999                      0.75%
------------------------------------------------------------------------------------------------------------------------
The Select Equity Portfolio                                 December 15, 1999                      1.00%
------------------------------------------------------------------------------------------------------------------------
The Small-Cap Value Equity Portfolio                        December 15, 1999                      0.75%
------------------------------------------------------------------------------------------------------------------------
The Small-Cap Growth Equity Portfolio                       December 15, 1999                      0.75%
------------------------------------------------------------------------------------------------------------------------
The Small Cap Growth Equity II Portfolio                   September 15, 2003                      0.75%
------------------------------------------------------------------------------------------------------------------------

DELAWARE MANAGEMENT COMPANY,                                  DELAWARE POOLED TRUST
a series of Delaware Management Business Trust


By:                                                           By:
   ---------------------------------------                       ---------------------------------------
Name:  Jude T. Driscoll                                       Name:  Jude T. Driscoll
Title: President/Chief Executive Officer                      Title: Chairman


Attest:                                                       Attest:
        -----------------------------------                          -----------------------------------
Name:  Brian L. Murray, Jr.                                   Name:  Anthony G. Ciavarelli
Title: Vice President/Associate General Counsel               Title: Assistant Vice President/Counsel/
       Counsel/Assistant Secretary                                   Assistant Secretary